Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S‑8) pertaining to the Piccadilly Cafeterias, Inc. Director's Stock Plan of our report dated August 5, 2002, with respect to the consolidated financial statements and schedule of Piccadilly Cafeterias, Inc. included in its Annual Report (Form 10-K) for the year ended July 2, 2002, filed with the Securities and Exchange Commission.

 /s/ Ernst & Young LLP

New Orleans, Louisiana

February 12, 2003